Exhibit 99.l

                           Joint Filer Information

Names:

Ironhill Transmission, LLC
International Transmission Holdings Limited Partnership

Address:

c/o Greenbaum, Rowe, Smith & Davis, LLP
99 Wood Avenue South
P.O. Box 5600
Woodbridge, NJ  07095
Attention: Raymond Felton

Designated Filer:
Ironhill Transmission, LLC

Issuer & Ticker Symbol:
ITC Holdings Corp. [ITC]

Date of Event Requiring Statement

7/29/2005

International Transmission Holdings Limited Partnership ("ITHLP") owns all of the 11,875,000 shares of common stock reported as disposed of in the above table. Ironhill Transmission, LLC is the general partner of ITHLP and, therefore, may be deemed to be the beneficial owner of the shares of common stock held by ITHLP.


 /s/ Lewis M. Eisenberg                  July 29, 2005
 -----------------------                 -----------------
 Title: Manager

 /s/ Lewis M. Eisenberg                  July 29, 2005
 -----------------------                 -----------------
 Title: Manager of Ironhill Transmission, LLC
        which is the General Partner of
        International Transmission Holdings Limited Partnership


 **Signature of Reporting Person         Date